Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This LOAN MODIFICATION AGREEMENT (hereinafter, this “Agreement”) is made this 15th day of March, 2012 by and among:

RBS CITIZENS, N.A., successor by merger with Citizens Bank of Massachusetts (hereinafter, the “Lender”), a national banking association with an office located at 28 State Street, Boston, Massachusetts 02109;

CYBEX INTERNATIONAL, INC. (hereinafter, the “Borrower”), a New York corporation with its principal office located at 10 Trotter Drive, Medway, Massachusetts 02053; and

CYBEX INTERNATIONAL UK LIMITED (hereinafter, the “Guarantor”), a United Kingdom corporation with its principal office located at Oak Tree House, Atherstone Road, Measham, Derbyshire, DE12 7EL, England.

Background

Reference is made to certain loan arrangements entered into by and between the Borrower, the Guarantor, and the Lender, evidenced by, among other things, the documents, instruments, and agreements set forth on Schedule 1 attached hereto and incorporated herein by reference (hereinafter, collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Loan Documents”).

The Borrower and the Guarantor (hereinafter, collectively, jointly, and severally, the “Obligors”) have requested that the Lender modify certain terms and conditions of the Loan Documents, and the Lender has agreed to do so, but only upon the terms and conditions expressly set forth herein. Capitalized terms used herein and not otherwise defined herein or on Schedule 1 shall have the meanings set forth in the A&R Credit Agreement (as defined below).

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Obligors and the Lender as follows:

Acknowledgment of Indebtedness

1.	The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Loan Documents, they are jointly and severally liable to the Lender as follows:

a.	Owed under the Revolving Credit Note as of March 14, 2012:

Principal	$0.00
Interest	$0.00

Total	$0.00

b.	Owed under the Term Note as of March 14, 2012:

Principal	$10,573,333.52
Interest	$9,669.31

Total	$10,583,002.83

c.	For all amounts now due, or hereafter coming due, to the Lender under or in connection with any credit card agreements, letters of credit, banker’s acceptances, automated clearinghouse agreements, cash management agreements, deposit account agreements, or similar account agreements or arrangements and/or under any hedge or swap agreements, including, without limitation, the Hedging Contracts.

d.	For all principal advanced under, and all interest accruing upon the principal balances of, the A&R Term Note, the New Term Note, and the A&R Revolving Credit Note (as each term is defined below) from and after March 14, 2012, and for all fees, costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter accruing or incurred by the Lender in connection with the Loan Documents, including, without limitation, all reasonable attorneys’ fees and expenses incurred in connection with the negotiation, preparation, and enforcement of this Agreement and all documents, instruments, and agreements required in connection herewith or related hereto (hereinafter, collectively, the “Modification Documents”).

Hereinafter, all amounts set forth in this Paragraph 1 and all other amounts owed under this Agreement and/or the other Modification Documents shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.	The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender or the Lender’s officers, directors, employees, attorneys, representatives, agents, predecessors, parent, subsidiaries, shareholders, affiliates, successors, and assigns (hereinafter, collectively, the “Lender Parties”) with respect to the Obligations, the Loan Documents, or otherwise, and that if the Obligors, or any one of them, now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Lender Parties from any liability therefor.

Ratification of Loan Documents; Cross-Collateralization;

Cross-Guaranty; Cross-Default; Further Assurances

3.	The Obligors:

a.	Hereby acknowledge and agree that this Agreement and the other Modification Documents shall constitute Loan Documents for all purposes;

b.	Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Obligors further acknowledge and agree that except as specifically modified in this Agreement and the other Modification Documents, all terms and conditions of the Loan Documents shall remain in full force and effect;

c.	Hereby ratify, confirm, and reaffirm that (i) the obligations secured by the Loan Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Loan Documents, the Modification Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a Default and/or Event of Default under any Loan Document, shall constitute a Default and an Event of Default under all of the Loan Documents, it being the express intent of the Borrower that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted; and

d.	Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Loan Documents and the collateral granted therein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement and the other Modification Documents.

Conditions Precedent

4.	The Lender’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received, in good and collected funds, all accrued and unpaid interest owed under the Notes immediately prior to the amendment and restatement thereof pursuant to the A&R Term Note and the A&R Revolving Credit Note;

b.	The Lender shall have received, in good and collected funds, the Modification Fee as required by Paragraph 9 hereof;

c.	The Lender shall have received, in good and collected funds, reimbursement of estimated costs and expenses incurred by the Lender as required by Paragraph 10 hereof;

d.	The Lender shall have received a true and correct copy of the agreement entered into between the Borrower and Natalie Barnhard settling, upon terms and conditions acceptable to the Lender in all respects in its sole and exclusive discretion, the judgment entered against the Borrower in the matter known and captioned as BARNHARD, NATALIE M. vs. CYBEX INTERNATIONAL, INC., Index #002368-2005, Supreme Court of the State of New York, County of Erie;

e.	The Irrevocable Standby Letter of Credit Number S908211 issued by the Lender on June 3, 2011 for the benefit of Natalie Barnhard and Phillips Lytle in the amount of up to $8,000,000.00 shall have been drawn upon for the full amount and the original thereof returned to the Lender;

f.	The Lender shall have received a current, updated perfection certificate in the form attached hereto as Exhibit “A” (hereinafter, the “Perfection Certificate”) from the Borrower;

g.	The Lender shall have received an original Securities Purchase Warrant in the form attached hereto as Exhibit “B” duly executed by the Borrower;

h.	The Lender shall have received an original Amended and Restated Loan Agreement in the form attached hereto as Exhibit “C” (hereinafter, the “A&R Loan Agreement”) duly executed by the Borrower;

i.	The Lender shall have received an original Amended and Restated Commercial Promissory Note in the form attached hereto as Exhibit “D” (hereinafter, the “A&R Term Note”) duly executed by the Borrower;

j.	The Lender shall have received an original Term Note in the form attached hereto as Exhibit “E” (hereinafter, the “New Term Note”) duly executed by the Borrower;

k.	The Lender shall have received an original Amended and Restated Credit Agreement in the form attached hereto as Exhibit “F” (hereinafter, the “A&R Credit Agreement”) duly executed by the Borrower;

l.	The Lender shall have received an original Amended and Restated Revolving Credit Note in the form attached hereto as Exhibit “G” (hereinafter, the “A&R Revolving Credit Note”) duly executed by the Borrower;

m.	The Lender shall have received an original Amendment to Mortgage and Security Agreement in the form attached hereto as Exhibit “H” (hereinafter, the “Massachusetts Mortgage Amendment”) duly executed by the Borrower;

n.	The Massachusetts Mortgage Amendment shall have been recorded with the Norfolk County Registry of Deeds and the Lender shall have received an endorsement to Loan Policy of Title Insurance No. 474966 issued by First American Title Insurance Company insuring the continued validity, enforceability, and first mortgage priority of the Massachusetts Mortgage in an amount of not less than $12,500,000.00 and otherwise in a form and of a substance acceptable to the Lender in all respects in its sole and exclusive discretion;

o.	The Lender shall have received evidence satisfactory to the Lender in its sole and exclusive discretion that all real estate taxes and municipal charges due and payable on the Minnesota Property and the Massachusetts Property have been paid;

p.	The Lender shall have received current insurance certificates (on Acord 27 Form and Acord 25 Form) evidencing the Borrower’s property, casualty, and liability insurance in such amounts and upon such terms as are acceptable to the Lender in all respects in its sole and exclusive discretion, which certificates shall name the Lender as loss payee, additional insured, and mortgagee;

q.	The Lender shall have received a pro forma compliance certificate in form and substance satisfactory to the Lender in its sole and exclusive discretion evidencing the Borrower’s compliance with each of the financial covenants contained in Section 5.1 of the A&R Loan Agreement and Section 8 of the A&R Credit Agreement together with a true and correct copy of the most recent month-end statement of profit and loss of the Borrower showing a minimum trailing twelve (12) month EBITDA (as defined in the A&R Loan Agreement and the A&R Credit Agreement) of $7,500,000.00.

r.	All action on the part of the Obligors necessary for the valid execution, delivery, and performance by the Obligors of this Agreement shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender (including, without limitation, (i) true and accurate copies of the Obligors’ certificates of formation, articles of organization, and by-laws, together with all amendments thereto, and (ii) current certificates of good standing for the Obligors from each jurisdiction where the Obligors are qualified to do business;

s.	The Obligors shall have provided the Lender with an opinion of counsel with respect to the due authorization, execution, and delivery of the Modification Documents by each of the Obligors, the enforceability of the Modification Documents, and such other matters reasonably requested by the Lender, such opinion to be reasonably acceptable to the Lender and its counsel; and

t.	This Agreement shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender in its sole and exclusive discretion.

Modifications to Loan Documents

5.	From and after the effectiveness of this Agreement, the Loan Documents are hereby modified as follows:

a.	Amendment to Security Agreement. The Security Agreement is hereby amended as follows:

i.	The fourth paragraph on the first page of the Security Agreement is hereby deleted in its entirety and the following inserted in its place:

“The security interest in the Collateral is being granted by the Debtor to the Bank to secure the payment and performance of all liabilities and obligations now or hereafter owing from the Debtor to the Bank, including, without limitation, those liabilities and obligations pursuant to (i) a certain Amended and Restated Loan Agreement dated as of March 15, 2012 by and between the Debtor and the Bank (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), (ii) a certain Amended and Restated Commercial Promissory Note dated March 15, 2012 made by the Debtor payable to the Bank in the original principal amount of Ten Million Five Hundred Seventy-Three Thousand Three Hundred Thirty-Three and 52/100 Dollars ($10,573,333.52) (together with any extensions, renewals, substitutions, modifications, or replacements thereof, the “First Term Note”), (iii) a certain Term Note dated March 15, 2012 made by the Debtor payable to the Bank in the original principal amount of Eight Million One Hundred Twenty-Two Thousand Dollars ($8,122,000.00) (together with any extensions, renewals, substitutions, modifications, or replacements thereof, the “Second Term Note”), (iv) a certain Amended and Restated Credit Agreement dated March 15, 2012 by and between the Debtor and the Bank (as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), including, without limitation, all Hedging Obligations as defined therein, and (v) a certain Amended and Restated Revolving Credit Note dated March 15, 2012 made by the Debtor payable to the Bank in the original principal amount of Eighteen Million Dollars ($18,000,000.00), (together with any extensions, renewals, substitutions, modifications, or replacements thereof, the “Revolving Credit Note”), and all accrued interest on each of the foregoing, and all costs and expenses relating to the appraisal and/or valuation of the Collateral, and all costs and expenses (including reasonable attorneys’ fees, costs and expenses) incurred or paid by the Bank in exercising, preserving, defending, collecting, enforcing, or protecting any of its rights against the Debtor and/or with respect to the Collateral and/or in any litigation arising out of the foregoing (as from time to time amended, restated, supplemented or otherwise modified, collectively, the “Obligations”).”

ii.	Section V(a) of the Security Agreement is hereby deleted in its entirety and the following inserted in its place:

“ (a) THE BANK AND THE DEBTOR KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BANK OR THE DEBTOR IN RESPECT OF THIS SECURITY AGREEMENT, THE REVOLVING CREDIT NOTE, THE CREDIT AGREEMENT, THE FIRST TERM NOTE, THE SECOND TERM NOTE, THE LOAN AGREEMENT, AND ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING, OR SECURING THE OBLIGATIONS HEREBY SECURED OR THE COLLATERAL (COLLECTIVELY, THE “LOAN DOCUMENTS”).”

b.	Amendment to Environmental Indemnity. The recitals on the first page of the Environmental Indemnity are hereby amended by deleting:

“ WHEREAS, the Borrower is obligated for the prompt, punctual and faithful payment and performance of various liabilities, obligations, and indebtedness to the Lender, including, without limitation, those arising under: a certain Commercial Promissory Note dated of even date herewith in the original principal amount of              Dollars ($        ) and any extensions, renewals, substitutions, modifications, or replacements thereof (hereinafter referred to as the “Liabilities”); and

WHEREAS, the Liabilities are secured by, among other things, a certain Mortgage Security Agreement and Assignment dated of even date as may be amended (the “Mortgage”), encumbering, among other things, the property owned and operated by the Borrower known as 1975 24th Avenue SW, Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, Owatonna, Minnesota (the “Premises”); and”

and inserting the following in its place:

“ WHEREAS, the Borrower is obligated for the prompt, punctual and faithful payment and performance of various liabilities, obligations, and indebtedness to the Lender, including, without limitation, those arising under (i) a certain Amended and Restated Commercial Promissory Note dated March 15, 2012 made by the Borrower payable to the Lender in the original principal amount of Ten Million Five Hundred Seventy-Three Thousand Three Hundred Thirty-Three and 52/100 Dollars ($10,573,333.52), (ii) a certain Amended and Restated

Revolving Credit Note dated March 15, 2012 made by the Borrower payable to the Lender in the original principal amount of Eighteen Million Dollars ($18,000,000.00), and (iii) a certain Term Note dated March 15, 2012 made by the Borrower payable to the Lender in the original principal amount of Eight Million One Hundred Twenty-Two Thousand Dollars ($8,122,000.00), and any extensions, renewals, substitutions, modifications, or replacements of each of the foregoing (hereinafter referred to collectively as the “Liabilities”); and

WHEREAS, the Liabilities are secured by, among other things, the following (as from time to time amended, restated, supplemented or otherwise modified, hereinafter referred to collectively as the “Mortgage”): (i) a certain Mortgage Security Agreement and Assignment dated of even date herewith, encumbering, among other things, the property owned and operated by the Borrower known as 1975 24th Avenue SW, Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, Owatonna, Minnesota (the “Minnesota Property”); and (ii) a certain Mortgage and Security Agreement dated as of March 31, 2011, encumbering, among other things, the property owned and operated by the Borrower known as 10 Trotter Drive, Medway, Massachusetts (together with the Minnesota Property, hereinafter referred to collectively as the “Premises”); and”

c.	Amendments to Collateral Assignment. The Collateral Assignment is hereby amended as follows:

i.	The first paragraph on the first page of the Collateral Assignment is hereby deleted in its entirety and the following inserted in its place:

“ This Collateral Assignment of Interest in Licenses, Permits and Agreements is made by and between Cybex International, Inc., a New York corporation with a principal place of business at 10 Trotter Drive, Medway, Massachusetts 02053 (the “Borrower”) for the benefit of RBS Citizens, N.A., successor by merger with Citizens Bank of Massachusetts, a national banking association with an office at 28 State Street, Boston, Massachusetts 02109 (the “Bank”), with respect to loans evidenced by, among other documents, instruments, and agreements, the following (together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Loan Documents”):

(i) a certain Amended and Restated Loan Agreement dated as of March 15, 2012 by and between the Borrower and the Bank (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”);

(ii) a certain Amended and Restated Credit Agreement dated March 15, 2012 by and between the Borrower and the Bank, as from time to time amended, restated, supplemented or otherwise modified;

(iii) the following (as from time to time amended, restated, supplemented or otherwise modified, collectively, the “Note”): (1) a certain Amended and Restated Commercial Promissory Note dated March 15, 2012 made by the Borrower payable to the Bank in the original principal amount of Ten Million Five Hundred Seventy-Three Thousand Three Hundred Thirty-Three and 52/100 Dollars ($10,573,333.52), (2) a certain Term Note dated March 15, 2012 made by the Borrower payable to the Bank in the original principal amount of Eight Million One Hundred Twenty-Two Thousand Dollars ($8,122,000.00), and (3) a certain Amended and Restated Revolving Credit Note dated March 15, 2012 made by the Borrower payable to the Bank in the original principal amount of Eighteen Million Dollars ($18,000,000.00); and

(iv) the following (as from time to time amended, restated, supplemented or otherwise modified, collectively, the “Mortgage”): (1) a certain Mortgage Security Agreement and Assignment dated of even date herewith, encumbering, among other things, the property owned and operated by the Borrower known as 1975 24th Avenue SW, Lot 1 and Outlot A of Block 1, Ebeling Farm Addition, Owatonna, Minnesota (the “Minnesota Property”); and (2) a certain Mortgage and Security Agreement dated as of March 31, 2011, encumbering, among other things, the property owned and operated by the Borrower known as 10 Trotter Drive, Medway, Massachusetts (the “Massachusetts Property”, and together with the Minnesota Property, collectively, the “Mortgaged Property”).”

ii.	Section 1 of the Collateral Assignment is hereby amended by deleting the words “(as defined in the Loan Agreement)” where the same appears therein.

iii.	Section 4 of the Collateral Assignment is hereby amended by amended by deleting the words “State of Minnesota” where the same appear therein and inserting the words “State of Minnesota with respect to Licenses and Rights related to the Minnesota Property and the Commonwealth of Massachusetts with respect to Licenses and Rights related to the Massachusetts Property” in their place

iv.	Section 14 of the Collateral Assignment is hereby amended by amended by deleting the words “State of Minnesota” where the same appear therein and inserting the words “State of Minnesota with respect to Licenses and Rights related to the Minnesota Property and the Commonwealth of Massachusetts with respect to Licenses and Rights related to the Massachusetts Property” in their place.

Field Examination

6.	The Obligors acknowledge that the Lender intends to conduct, within sixty (60) days after the date of this Agreement and at the sole cost and expense of the Obligors, a field examination of the collateral granted to the Lender to secure the Obligations to check, test, or appraise the same as to quality, quantity, value, and condition. In connection therewith, the Obligors (a) acknowledge and agree that the Lender has the right hereunder and under the other Loan Documents to conduct such field examination and such other field examinations at such times as the Lender determines necessary and/or appropriate in its sole and exclusive discretion, (b) acknowledge and agree that the Obligors shall be solely responsible for the costs and expenses incurred by the Lender in connection with obtaining such field examinations, which shall not exceed $7,500.00 per field examination, and (c) agree to reasonably cooperate with the Lender and its agents in connection with the same, including, without limitation, by providing the Lender and its agents with access to the collateral and any books and records relating thereto.

Depository and Cash Management Relationships

7.	On or before September 30, 2012, the Obligors shall provide the Lender with evidence satisfactory to the Lender in its sole and exclusive discretion that all of the Borrower’s depository and cash management relationships are maintained with the Lender and that all of the Borrower’s depository and cash management relationships with financial institutions other than the Lender have been terminated.

Warehouse Waiver

8.	On or before May 31, 2012, the Borrower shall provide the Lender with a warehouse waiver in the form attached hereto as Exhibit “I” duly executed by the Borrower and the owner of the warehouse located at 917 Lone Oak Road, Suite 1000, Egan, Minnesota. The Borrower shall diligently pursue the execution of the warehouse waiver, and shall copy the Lender on all correspondence between the Borrower and the owner of the above-referenced warehouse.

Modification Fee

9.	Modification Fee. In consideration of the Lender’s agreements set forth herein, the Obligors shall pay the Lender a fee (hereinafter, the “Modification Fee”) in the amount of $100,000.00. The Modification Fee shall be: (a) fully earned as of the date of the execution of this Agreement, (b) retained by the Lender as a fee and not applied in reduction of any other Obligations, and (c) paid to the Lender on or before the execution of this Agreement.

Costs and Expenses

10.	On or before the date hereof, the Obligors shall pay the Lender $ in reimbursement for the estimated unreimbursed costs and expenses (including title insurance fees and premiums) and costs of collection (including attorneys’ fees and expenses) incurred by the Lender through March 21, 2012 in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents, this Agreement, and/or the other Modification Documents including, without limitation, the negotiation and preparation of this Agreement and the other Modification Documents.

11.	The Obligors shall hereafter reimburse the Lender on demand for any and all unreimbursed costs and expenses (including title insurance fees and premiums) and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Loan Documents, this Agreement, and/or the other Modification Documents including, without limitation, the negotiation and preparation of this Agreement and the other Modification Documents.

Authorization to Debit Accounts

12.	The Lender shall be entitled (but not required) to debit any operating or deposit account of the Obligors to collect all fees, costs, expenses, and costs of collection (including but not limited to attorneys’ fees and expenses) to which the Lender may be entitled pursuant to this Agreement, the other Modification Documents, or any of the other Loan Documents.

Representations, Warranties, and Covenants

13.	The Obligors hereby represent, warrant, and covenant to the Lender as follows:

a.	The Borrower’s exact legal name is that as disclosed on the Perfection Certificate.

b.	The Borrower is duly organized, validly existing, and in good standing under the laws of the State of New York.

c.	The Borrower is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification.

d.	The Borrower has not, during the preceding five (5) years, changed its name, been party to a merger, or used any other corporate or fictitious name except as disclosed on the Perfection Certificate.

e.	The place where the Borrower keeps its records concerning the collateral securing the Obligations, the Borrower’s principal place of business, and the Borrower’s chief executive office is the location set forth at the beginning of this Agreement.

f.	The collateral securing the Obligations is now and will continue to be kept at the location(s) as disclosed on the Perfection Certificate.

g.	If any collateral securing the Obligations is to be attached to real estate, a description of said real estate has been delivered to the Lender.

h.	The execution and delivery of this Agreement and the other Modification Documents by the Obligors and the performance by the Obligors of their respective obligations and agreements under this Agreement are within the authority of the Obligors, have been duly authorized by all necessary corporate proceedings on behalf of the Obligors, and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors (or any of them) are subject or, if applicable, the Obligors’ charter, other organization papers, by-laws, or any stock provision or any amendment thereof or of any agreement or other instrument binding upon any of the Obligors.

i.	This Agreement, the other Modification Documents, and the other Loan Documents constitute legal, valid, and binding obligations of the Obligors, enforceable in accordance with their respective terms.

j.	No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Obligors of this Agreement, the other Modification Documents, or any of the other Loan Documents.

k.	The Obligors have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Obligors prior to or at the time hereof, and as of the date hereof, no Default or Event of Default has occurred and is continuing under any of the Loan Documents.

l.	The representations and warranties contained in the Modification Documents and the other Loan Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement, the other Modification Documents, and the other Loan Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date.

m.	The Borrower currently has no commercial tort claims (as such term is defined in the Uniform Commercial Code) and hereby covenant and agree that in the event the Borrower shall hereafter hold or acquire a commercial tort claim, the Borrower shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be satisfactory to the Lender.

n.	The Obligors have read and understand each of the terms and conditions of this Agreement and the other Modification Documents and that they are entering into this Agreement and the other Modification Documents freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement or the other Modification Documents.

Waivers

14.	Non-Interference. From and after the occurrence of any Event of Default, the Obligors agree not to interfere with the lawful exercise by the Lender of any of its rights and remedies. The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender or otherwise enforce its rights and remedies pursuant to this Agreement, the other Modification Documents, and/or the other Loan Documents. The provisions of this Paragraph shall be specifically enforceable by the Lender.

15.	Jury Trial. The Obligors and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE OBLIGORS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

16.	This Agreement shall be binding upon the Obligors and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns. This Agreement and the other Modification Documents incorporate all of the discussions and negotiations between the Obligors and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

Construction of Agreement

17.	In connection with the interpretation of this Agreement and the other Modification Documents:

a.	All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Obligors under this Agreement.

c.	Except as explicitly set forth herein and therein, this Agreement and the other Modification Documents are not intended to, nor shall they be construed to, replace or supersede any prior amendments and/or modifications to the Loan Documents but are intended to be supplemental thereto. However, in the event of any express inconsistency between the provisions of this Agreement and the other Modification Documents on the one hand and any other document, instrument, or agreement entered into by and between the Lender and the Obligors on the other, the provisions of this Agreement and the other Modification Documents shall govern and control.

d.	The Lender and the Obligors have prepared this Agreement and the other Modification Documents with the aid and assistance of their respective counsel. Accordingly, all such documents shall be deemed to have been drafted jointly by the Lender and the Obligors and shall not be construed against either the Lender or the Obligors.

Illegality or Unenforceability

18.	Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

19.	This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement. This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Loan Modification Agreement has been executed as of the date first set forth above.

RBS CITIZENS, N.A., successor by merger with Citizens Bank of Massachusetts		CYBEX INTERNATIONAL, INC.

By:	/s/ Thomas Schmidt duly authorized	By:	/s/ Arthur W. Hicks duly authorized
Name: Thomas Schmidt Title: Vice President		Name: Arthur W. Hicks, Jr. Title: President

CYBEX INTERNATIONAL UK LIMITED

		By:	/s/ Arthur W. Hicks duly authorized
Name: Arthur W. Hicks, Jr. Title: Vice President

[Signature Page to Loan Modification Agreement]

Schedule 1

Loan Documents

1.	Loan Agreement dated October 17, 2006 (hereinafter, as modified and in effect, the “Loan Agreement”) by and between the Borrower and the Lender;

2.	Ratification of Loan Agreement dated June 28, 2007 by and between the Borrower and the Lender;

3.	Commercial Promissory Note dated June 28, 2007 (hereinafter, as modified and in effect, the “Term Note”, and together with the Revolving Credit Note, collectively, the “Original Notes”) made by the Borrower payable to the Lender in the original principal amount of $13,000,000.00;

4.	Credit Agreement dated July 2, 2008 (hereinafter, as amended and modified and in effect, the “Credit Agreement”) by and between the Borrower and the Lender;

5.	Amendment No. 1 to Credit Agreement dated as of August 31, 2008 by and between the Borrower and the Lender;

6.	Revolving Credit Note dated July 2, 2008 (hereinafter, as modified and in effect, the “Revolving Credit Note”) made by the Borrower payable to the Lender in the original maximum principal amount of $15,000,000.00;

7.	Mortgage, Security Agreement and Assignment dated as of June 28, 2007 granted by the Borrower in favor of the Lender encumbering the real property located in Owatonna, Minnesota more particularly described therein (hereinafter, the “Minnesota Property”);

8.	Oil and Hazardous Materials Indemnification Agreement dated June 28, 2007 (hereinafter, as modified and in effect, the “Environmental Indemnity”) made by the Borrower and the Guarantor in favor of the Lender;

9.	Collateral Assignment of Interest in Licenses, Permits and Agreements dated June 28, 2007 (hereinafter, as modified and in effect, the “Collateral Assignment”) granted by the Borrower in favor of the Lender;

10.	Security Agreement (Accounts Receivable and Inventory) dated July, 2008 (hereinafter, as modified and in effect, the “Security Agreement”) by and between the Borrower and the Lender;

11.	Guaranty dated as of July 2, 2008 executed and delivered by the Guarantor to the Lender, pursuant to which the Guarantor unconditionally guaranteed the due payment and performance of all obligations of the Borrower to the Lender;

12.	ISDA Master Agreement dated as of June 29, 2006 by and between the Borrower and the Lender and all schedules, exhibits, addenda, and/or riders related thereto;

13.	Modification Agreement dated as of May 4, 2009 by and among the Borrower, the Guarantor, and the Lender, as modified and in effect;

14.	Second Modification Agreement dated as of August 13, 2009 by and among the Borrower, the Guarantor, and the Lender;

15.	Third Modification Agreement dated as of July 24, 2010 by and among the Borrower, the Guarantor, and the Lender;

16.	Loan Modification Agreement dated March 31, 2011 by and among the Borrower, the Guarantor and the Lender;

17.	Mortgage and Security Agreement dated as of March 31, 2011 (hereinafter, as modified and in effect, the “Massachusetts Mortgage”) granted by the Borrower in favor of the Lender encumbering the real property located in Medway, Massachusetts more particularly described therein (hereinafter, the “Massachusetts Property”); and

18.	Loan Modification Agreement dated June 24, 2011 by and among the Borrower, the Guarantor and the Lender.